                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              United Rentals, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-1522496
                      (I.R.S. Employer Identification No.)

                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                                 (203) 622-3131
                    (Address of Principal Executive Offices)

 1997 Performance Award Plan of U.S. Rentals, Inc.(assumed by the Registrant in connection with the merger between the Registrant and U.S. Rentals)
                              (Full Title of Plan)

                               Bradley S. Jacobs
                           Four Greenwich Office Park
                          Greenwich, Connecticut 06830
                    (Name and Address of  Agent For Service)

                                 (203) 622-3131
          (Telephone Number, Including Area Code of Agent For Service)

  A copy of all communications, including communications sent to the agent for service, should be sent to:

             Joseph  Ehrenreich, Esq.                            Stephen M. Besen, Esq.
     Ehrenreich Eilenberg Krause & Zivian LLP                  Weil, Gotshal & Manges LLP
                11 East 44th Street                                 767 Fifth Avenue
                New York, NY 10017                                 New York, NY 10153
                  (212) 986-9700                                      (212) 310-8000




                        CALCULATION OF REGISTRATION FEE

                                                                    Proposed
                                                Proposed            Maximum
                                                Maximum             Aggregate
Title of Securities to       Amount to be       Offering Price      Offering Price           Amount of
 be Registered               Registered(1)      Per Share (2)       (2)                  Registration Fee
-----------------------      --------------     ---------------     --------------       ----------------
Common Stock, par            1,214,814             $21.17            $25,717,612               $7,149
 value $0.01 per share
---------------------------------------------------------------------------------------------------------

     (1) In connection with our merger with U.S. Rentals in September 1998, we assumed certain options that had been granted under the U.S. Rentals, Inc. 1997 Performance Award Plan. We previously registered a portion of the shares underlying these options. This registration statement covers the balance of the shares underlying these options.

     (2) Calculated solely for the purpose of determining the registration fee based upon the average of the assumed offering prices of the shares determined pursuant to Rules 457(h). The assumed offering price for the shares, which are purchasable upon the exercise of outstanding options, is the exercise price provided for in the relevant option.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE
                                ----------------

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, United Rentals, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

        .  Annual Report on Form 10-K for the year ended December 31, 1998;

        . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, and June 30, 1999;

        .  Current Report on Form 8-K dated February 18, 1999;

        .  Current Report on Form 8-K dated March 19, 1999; and

        .  Registration Statement on Form 8-A dated November 27, 1997 (filed on

           December 3, 1997) and Registration Statement on Form 8-A dated August 6, 1998.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Ehrenreich Eilenberg Krause & Zivian LLP.

     The consolidated financial statements of United Rentals, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon. These financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on their authority as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

     The Certificate of Incorporation (the "Certificate") of the Company provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "Delaware Law"), which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware Law is subsequently amended to permit further limitation of the personal liability of directors, the liability of a director of the Company will be eliminated or limited to the fullest extent permitted by the Delaware Law as amended.

     The Company, as a Delaware corporation, is empowered by Section 145 of the Delaware Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Company has entered into indemnification agreements with its directors and officers. In general, these agreements require the Company to indemnify each of such persons against expenses, judgments, fines, settlements and other liabilities incurred in connection with any proceeding (including a derivative action) to which such person may be made a party by reason of the fact that such person is or was a director, officer or employee of the Company or guaranteed any obligations of the Company, provided that the right of an indemnitee to receive indemnification is subject to the following limitations: (i) an indemnitee is not entitled to indemnification unless he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful and (ii) in the case of a derivative action, an indemnitee is not entitled to indemnification in the event that he is judged in a final non-appealable decision of a court of competent jurisdiction to be liable to the Company due to willful misconduct in the performance of his duties to the Company (unless and only to the extent that the court determines that the indemnitee is fairly and reasonably entitled to indemnification).

     Pursuant to Section 145 of the Delaware Law, the Company has purchased insurance on behalf of its directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

4.1................   Amended and Restated Certificate of Incorporation of the Registrant
                      dated August 5, 1998 (incorporated by reference to Exhibit 3.1 to the
                      Registrant's Report on Form 10-Q for the quarterly period ended June
                      30, 1998)
-------------------------------------------------------------------------------------------------

 4.2 ................  Certificate of Amendment to the Registrant's Certificate of
                       Incorporation dated September 29, 1998 (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form
                       S-3 , No. 333-70151)
-------------------------------------------------------------------------------------------
 4.3 ................  Form of Certificate of Designation for Series A Perpetual
                       Convertible Preferred Stock (incorporated by reference to Exhibit
                       4(k) to the Registrant's Amendment No. 1 on Form S-3 to Registration
                       Statement on Form S-1, No. 333-64463)
-------------------------------------------------------------------------------------------
 4.4 ................  By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Report on Form 10-Q for the quarterly period ended June 30, 1998)
-------------------------------------------------------------------------------------------
 4.5 ................  U.S. Rentals, Inc. 1997 Performance Award Plan  (incorporated by reference to Exhibit 10.4 to the Registration Statement of U.S.
                       Rentals, Inc, on Form S-1 , No. 333-17783)
-------------------------------------------------------------------------------------------
 4.6 ................  Letter from the Registrant to Optionholders under the U.S. Rentals,
                       Inc. 1997 Performance Award Plan, dated September 29, 1998
                       (incorporated by reference to Exhibit 4.6 to the Registrant's
                       Registration Statement on Form S-8, No. 333-74091)
-------------------------------------------------------------------------------------------
 5.1 ................  Opinion of Ehrenreich Eilenberg Krause & Zivian LLP
-------------------------------------------------------------------------------------------
23.1 ................  Consent of Ehrenreich Eilenberg Krause & Zivian LLP (included in
                       Exhibit 5.1)
-------------------------------------------------------------------------------------------
23.2 ................  Consent of Ernst & Young LLP
-------------------------------------------------------------------------------------------
23.3 ................  Consent of KPMG LLP
-------------------------------------------------------------------------------------------
23.4 ................  Consent of Battaglia, Andrews & Moag, P.C.
-------------------------------------------------------------------------------------------
23.5 ................  Consent of BDO Seidman LLP
-------------------------------------------------------------------------------------------
23.6 ................  Consent of PricewaterhouseCoopers LLP
-------------------------------------------------------------------------------------------

Item 9.   Undertakings

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          . (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          . (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

    . (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               EXPLANATORY NOTE

     The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of shares of Common Stock of the Company identified in such Prospectus that constitute "control securities" (within the meaning of such General Instruction C).

PROSPECTUS



                              UNITED RENTALS, INC.

                                  Common Stock
                           ------------------------


     The selling security holder identified in this prospectus may sell, from time to time, up to 723,454 shares of our common stock. These shares may be acquired by the selling security holder pursuant to options that were granted under the U.S. Rentals, Inc. 1997 Performance Award Plan, and that we assumed when we merged with U.S. Rentals in September 1998.

     The selling security holder may sell shares:

          . through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;

          . directly to purchasers or through agents, brokers, dealers or underwriters; and

          . at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     Our common stock is traded on the New York Stock Exchange under the symbol "URI."

     Investing in our securities involves certain risks. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is September 27, 1999

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

                      WHERE  YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

          .   Annual Report on Form 10-K for the year ended December 31, 1998;

          . Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

          . Current Report on Form 8-K dated January 27, 1998 and Amendment No. 1 thereto on Form 8-K/A dated February 4, 1998;

          . Current Report on Form 8-K dated June 18, 1998 and Amendment No. 1 thereto on Form 8-K/A dated July 21, 1998;

          .   Current Report on Form 8-K dated July 21, 1998;

          . Current Report on Form 8-K dated December 24, 1998 (only the financial statements included therein that are identified under the caption "Experts" in this prospectus);

          .   Current Report on Form 8-K dated February 18, 1999;

          .   Current Report on Form 8-K dated March 19, 1999;

     . The pro forma unaudited consolidated financial statements of United Rentals included on pages F-1 through F-6 in the Registration Statement on Form S-3, registration number 333-71775, filed March 2, 1999; and

     . Registration Statement on Form 8-A dated November 27, 1997 (filed on December 3, 1997) and Registration Statement on Form 8-A dated August 6, 1998.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: United Rentals, Inc., Attention:
Corporate Secretary, Four Greenwich Office Park, Greenwich, Connecticut 06830, telephone number: (203) 622-3131.

                              UNITED RENTALS, INC.

     We are the largest equipment rental company in North America. We offer for rent over 600 different types of equipment on a daily, weekly, or monthly basis and serve customers that include construction industry participants, industrial companies, homeowners and others. We also sell used equipment, act as a dealer for certain new equipment, and sell related merchandise and parts.

     Our executive offices are located at Four Greenwich Office Park, Greenwich, Connecticut 06830. Our telephone number is (203) 622-3131.


                                  RISK FACTORS

     In addition to the other information in this document, you should carefully consider the following factors before making an investment.

Sensitivity to Changes in Construction and Industrial Activities

     Our equipment is principally used in connection with construction and industrial activities. Consequently, a downturn in construction or industrial activity may lead to a decrease in demand for our equipment, which could adversely affect our business. We have identified below certain of the factors which may cause such a downturn either temporarily or long-term:

          .   a general slow-down of the economy;

          .   an increase in interest rates; or

          . adverse weather conditions which may temporarily affect a particular region.

Acquired Companies Not Historically Operated as a Combined Business

     The businesses that we acquired have been in existence an average of 29 years and some have been in existence for more than 50 years. However, these businesses were not historically managed or operated as a single business. Although we believe that we can successfully manage and operate the acquired businesses as a single business, we cannot be certain of this.

Limited Operating History

     We commenced equipment rental operations in October 1997 and have grown through a combination of internal growth and the acquisition of 153 companies (through July 27, 1999), including a merger in September 1998 with U.S. Rentals, Inc. Due to the relatively recent commencement of our operations, we have only a limited history upon which you can base an assessment of our business and prospects.

Risks Relating to Growth Strategy

     Key elements of our growth strategy are to continue to expand through a combination of internal growth, a disciplined acquisition program and the opening of new rental locations. We have identified below some of the risks relating to our growth strategy:

     Availability of Acquisition Targets and Sites for Start-Up Locations. We may encounter substantial competition in our efforts to acquire additional rental companies and sites for start-up locations. Such competition could have the effect of increasing the prices that we will have to pay in order to acquire such businesses and sites. We cannot guarantee that any additional businesses or sites that we may wish to acquire will be available to us on terms that are acceptable to us.

     Need to Integrate New Operations. Our ability to realize the expected benefits from completed and future acquisitions depends, in large part, on our ability to integrate the new operations with our existing operations in a timely and effective manner. Accordingly, we devote substantial efforts to the integration of new operations. We cannot, however, guarantee that these efforts will always be successful. In addition, under certain circumstances, these efforts could adversely affect our existing operations.

     Debt Covenants. Certain of the agreements governing our outstanding indebtedness provide that we may not make acquisitions unless certain financial conditions are satisfied or the consent of the lenders is obtained. Our ability to grow through acquisitions may be constrained as a result of these provisions.

     Certain Risks Related to Start-Up Locations. We expect that start-up locations may initially have a negative impact on our results of operations and margins for a number of reasons, including that (1) we will incur significant start-up expenses in connection with establishing each start-up location and (2) it will generally take some time following the commencement of operations for a start-up location to become profitable. Although we believe that start-ups can generate long-term growth, we cannot guarantee that any start-up location will become profitable within any specific time period, if at all.

Dependence on Additional Capital to Finance Growth

     We will require substantial capital in order to execute our growth strategy. We will require capital for, among other purposes, completing acquisitions, establishing new rental locations, and acquiring rental equipment. If the cash that we generate from our business, together with cash that we may borrow under our credit facility, is not sufficient to fund our capital requirements, we will require additional debt and/or equity financing. We cannot, however, be certain that any additional financing will be available or, if available, will be available on terms that are satisfactory to us. If we are unable to obtain sufficient additional capital in the future, our ability to implement our growth strategy could be limited.

Possible Undiscovered Liabilities of Acquired Companies

     Prior to making an acquisition, we seek to assess the liabilities of the target company that we will become responsible for as a result of the acquisition. Nevertheless, we may fail to discover certain of such liabilities. We seek to reduce our risk relating to these possible hidden liabilities by generally obtaining the agreement of the seller to reimburse us in the event that we discover any material hidden liabilities. However, this type of agreement, if obtained, may not fully protect us against hidden liabilities because (1) the seller's obligation to reimburse us is generally limited in duration and/or or amount and (2) the seller may not have sufficient financial resources to reimburse us. Furthermore, when we acquire a public company (such as when we acquired U.S. Rentals) we generally do not obtain this type of agreement.

Dependence on Management

     We are highly dependent upon our senior management team. Consequently, our business could be adversely affected in the event that we lose the services of any member of senior management. Furthermore, if we lose the services of certain members of senior management, it is an event of default under the agreements governing our credit facility and certain of our other indebtedness, unless we appoint replacement officers satisfactory to the lenders within 30 days. We do not maintain "key man" life insurance with respect to members of senior management.

Competition

     The equipment rental industry is highly fragmented and competitive. Our competitors primarily include small, independent businesses with one or two rental locations; regional competitors which operate in one or more states; public companies or divisions of public companies; and equipment vendors and dealers who both sell and rent equipment directly to customers. We may in the future encounter increased competition from our existing competitors or from new companies. In addition, certain equipment manufacturers may commence (or increase their existing efforts relating to) renting and selling equipment directly to our customers.

Fluctuations of Operating Results

     We expect that our revenues and operating results may fluctuate from quarter to quarter or over the longer term due to a number of factors, including:

          . seasonal rental patterns of our customers--with rental activity tending to be lower in the winter;

          . changes in general economic conditions in our markets, including changes in construction and industrial activities;

          . the timing of acquisitions, new location openings, and related expenditures;

          . the effect of the integration of acquired businesses and start-up locations;

          . if we determine that a potential acquisition will not be consummated, the need to charge against earnings any expenditures relating to such transaction (such as financing commitment fees, merger and acquisition advisory fees and professional fees) previously capitalized;

          . the timing of expenditures for new equipment and the disposition of used equipment; and

          . changes in demand for our equipment or the prices therefor due to changes in economic conditions, competition or other factors.

Liability and Insurance

          We are exposed to various possible claims relating to our business. These include claims relating to (1) personal injury or death caused by equipment rented or sold by us, (2) motor vehicle accidents involving our delivery and service personnel and
(3) employment related claims. We carry a broad range of insurance for the protection of our assets and operations. However, such insurance may not fully protect us for a number of reasons, including:

          . our coverage is subject to a deductible of $0.5 million and limited to a maximum of $97 million per occurrence;

          . we do not maintain coverage for environmental liability, since we believe that the cost for such coverage is high relative to the benefit that it provides; and

          . certain types of claims, such as claims for punitive damages or for damages arising from intentional misconduct, which are often alleged in third party lawsuits, might not be covered by our insurance.

We cannot be certain that insurance will continue to be available to us on economically reasonable terms, if at all.

Environmental and Safety Regulations

     There are numerous federal, state and local laws and regulations governing environmental protection and occupational health and safety matters. These include laws and regulations that govern wastewater discharges, the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality and the remediation of contamination associated with the release of hazardous substances. Under these laws, an owner or lessee of real estate may be liable for, among other things, (1) the costs of removal or remediation of hazardous or toxic substances located on, in, or emanating from, the real estate, as well as related costs of investigation and property damage and substantial penalties, and (2) environmental contamination at facilities where its waste is or has been disposed. These laws often impose liability whether or not the owner or lessee knew of the presence of the hazardous or toxic substances and whether or not the owner or lessee was responsible for these substances. Our activities that are or may be affected by these laws include our use of hazardous materials to clean and maintain equipment and our disposal of solid and hazardous waste and wastewater from equipment washing. We also dispense petroleum products from underground and above-ground storage tanks located at certain rental locations, and at times we must remove or upgrade tanks to comply with applicable laws. Furthermore, we have acquired or lease certain locations which have or may have been contaminated by leakage from underground tanks or other sources and are in the process of assessing the nature of the required remediation. Based on the conditions currently known to us, we believe that any unreserved environmental remediation and compliance costs required with respect to those conditions will not have a material adverse effect on our business. However, we cannot be certain that we will not identify adverse environmental conditions that are not currently known to us, that all potential releases from underground storage tanks removed in the past have been identified, or that environmental and safety requirements will not become more stringent or be interpreted and applied more stringently in the future. If we are required to incur environmental compliance or remediation costs that are not currently anticipated by us, our business could be adversely affected depending on the magnitude of the cost.

Concentrated Control

     As of September 15, 1999, the executive officers and directors of our company owned in the aggregate approximately 45.0% of the common stock of our company, giving effect to the exercise of all currently exercisable options and warrants (47.9% on a pro forma basis giving effect to the exercise of all outstanding options and warrants). Such share ownership may effectively give these persons the power to elect all of the directors of our company (other than the two directors that are elected directly by the holders of our company's outstanding preferred stock) and to control our management and affairs.

Risks Related to International Operations

     Our operations outside the United States are subject to risks normally associated with international operations. These include the need to convert currencies, which could result in a gain or loss depending on fluctuations in exchange rates, and the need to comply with foreign laws.

Dependence on Information Technology Systems

     Our ability to monitor and control our operations depends to a large extent on the proper functioning of our recently-installed information technology systems. Any disruption in these systems or the failure of these systems to operate as expected could, depending on the magnitude and duration of the problem, adversely affect our business and our ability to implement our growth strategy.

Year 2000 Issues

     Our software vendors have informed us that our recently-installed information technology systems are year 2000 compliant. We have, therefore, not developed any contingency plans relating to year 2000 issues and have not budgeted any funds for year 2000 issues. Although we believe that our systems are year 2000 compliant, unanticipated year 2000 problems may arise which, depending on the nature and magnitude of the problem, could adversely affect our business. Furthermore, year 2000 problems involving third parties may have a negative impact on our customers or suppliers, the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.). Any such problem could adversely affect our business. We are unable at this time to assess the possible impact on our business of year 2000 problems involving any third party.

Restrictive Covenants

     The agreements governing our existing long-term indebtedness contain, and future agreements governing our long-term indebtedness may also contain, certain restrictive financial and operating covenants which affect, and in many respects significantly limit or prohibit, among other things, our ability to incur indebtedness, make prepayments of certain indebtedness, make investments, create liens, make acquisitions, sell assets and engage in mergers and consolidations. These covenants may significantly limit our operating and financial flexibility.

                                USE OF PROCEEDS

     The shares covered by this prospectus are being offered by a selling security holder and not by our company. Consequently, we will not receive any proceeds from the sale of these shares. However, we may receive the proceeds from the exercise of certain stock options as described below.

     The shares that may be sold under this prospectus consist of shares that the selling security holder may acquire in the future pursuant to certain stock options that have been granted to him. In order for the selling security holder to acquire any such shares, the selling security holder will be required to pay to us the exercise price specified in the relevant option. We intend to use any proceeds that we receive from the exercise of such options for working capital and our general corporate purposes.

                            SELLING SECURITY HOLDER

     The selling security holder identified in this prospectus may sell, from time to time, up to 723,454 shares of our common stock. These shares may be acquired pursuant to options that were granted under the U.S. Rentals, Inc. 1997 Performance Award Plan, and that we assumed when we merged with U.S. Rentals in September 1998.

     The selling security holder that may sell shares pursuant to this prospectus is identified in the table below. The selling security holder is an officer and director of our company. The table shows the number of shares that the selling security holder may sell pursuant to this prospectus. If the selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (1) the transfer was a private placement and (2) the transferee is identified in a supplement to this prospectus.

                                          Shares Issuable Under
Name and Position                           Existing Options (1)
-----------------                           --------------------

John S. McKinney                                 723,454
Vice President, Finance and Director

-------------------------
     (1) The selling security holder owns (or has the right to acquire) the following additional securities of our company which are not covered by this prospectus: (i) 2,887 outstanding shares, (ii) 205,702 shares that may be acquired upon the exercise of options that are currently exercisable and (iii) 337,500 shares that may be acquired upon the exercise of options that are not currently exercisable.

                              PLAN OF DISTRIBUTION

     The selling security holder may sell shares:

     . through the New York Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise;

     . directly to purchasers or through agents, brokers, dealers or underwriters; and

     . at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     If a selling security holder sells shares through agents, brokers, dealers or underwriters, such agents, brokers, dealers or underwriters may receive compensation in the form of discounts, commissions or concessions. Such compensation may be greater than customary compensation.

     To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

                                  LEGAL MATTERS

     Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York, and Ehrenreich Eilenberg Krause & Zivian LLP, New York, New York.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited the following financial statements, as set forth in their reports, which are incorporated in this prospectus by reference:

     . the consolidated financial statements of United Rentals, Inc. at December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998;

     . the financial statements of Mission Valley Rentals, Inc. at June 30, 1997 and 1996 and for the years then ended, included in the Company's Current Report on Form 8-K/A dated February 4, 1998; and

     . the financial statements of Power Rental Co. Inc. at July 31, 1997 and for the year then ended, included in the Company's Current Report on Form 8-K/A dated July 21, 1998 and in the Company's Current Report on Form 8-K dated December 24, 1998.

These financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on their authority as experts in accounting and auditing.

     The combined financial statements of Equipment Supply Co., Inc. and Affiliates as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Company's Current Reports on Form 8-K dated July 21, 1998 and December 24, 1998, have been audited by BDO Seidman, LLP independent certified public accountants, as set forth in their report thereon included therein, and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of McClinch Inc. and subsidiaries as of January 31, 1998 and August 31, 1998, and for the year ended January 31, 1998 and the financial statements of McClinch Equipment Services, Inc. as of December 31, 1997 and August 31, 1998, and for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated December 24, 1998, have been audited by PricewaterhouseCoopers L.L.P., independent accountants, as set forth in their reports thereon included therein, and are incorporated by reference herein in reliance on such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of BNR Group of Companies as of March 31, 1996 and 1997 and for the years ended March 31, 1996 and 1997 included in the Company's Current Report on Form 8-K/A dated February 4, 1998 have been audited by KPMG LLP, independent chartered accountants, as set forth in their report thereon included therein and are incorporated by reference herein in reliance on such report given upon the authority of such firm as experts in accounting and auditing.

     The audited financial statements of Access Rentals, Inc. and Subsidiary and Affiliate, included in the Company's Current Report on Form 8-K/A dated February 4, 1998, have been incorporated by reference herein in reliance upon the report of Battaglia, Andrews & Moag, P.C., independent certified public accountants, 210 East Main Street, Batavia, New York 14020, for the periods indicated, given upon the authority of such firm as experts in accounting and auditing.

                                   SIGNATURES

     Pursuant to the requirements of Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwich, Connecticut, on the 27th day of September, 1999.

                                    United Rentals, Inc.



                                    By: /s/ Michael J. Nolan
                                       ------------------------------
                                       Michael J. Nolan
                                       Chief Financial Officer


     Pursuant to the requirements of   the Securities Act of 1933, this
Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated. Each person whose signature appears below hereby authorizes Bradley S. Jacobs, John N. Milne and Michael J. Nolan and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Bradley S. Jacobs, John N. Milne and Michael J. Nolan, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


     Bradley S. Jacobs


     /s/ Bradley S. Jacobs
     ---------------------------
     Bradley S. Jacobs
     Chairman, Chief Executive Officer and Director (Principal Executive
     Officer)
     September 27, 1999



     Wayland R. Hicks


     /s/ Wayland R. Hicks
     --------------------------
     Wayland R. Hicks, Director
     September 27, 1999

     John N. Milne


     /s/ John N. Milne
     --------------------------
     John N. Milne, Director
     September 27, 1999



     William F. Berry



     --------------------------
     William F. Berry, Director
     September   , 1999



     John S. McKinney


     /s/ John S. McKinney
     --------------------------
     John S. McKinney, Director
     September 27, 1999



     Leon D. Black


     /s/ Leon D. Black
     --------------------------
     Leon D. Black, Director
     September  27, 1999

     Richard D. Colburn


     /s/ Richard D. Colburn
     --------------------------
     Richard D. Colburn, Director
     September 27, 1999



     Ronald M. DeFeo


     /s/ Ronald M. DeFeo
     --------------------------
     Ronald M. DeFeo, Director
     September 27, 1999



     Michael S. Gross


     /s/ Michael S. Gross
     --------------------------
     Michael S. Gross, Director
     September 27, 1999



     Richard J. Heckmann


     /s/ Richard J. Heckmann
     --------------------------
     Richard J. Heckmann, Director
     September 27, 1999



     Gerald Tsai, Jr.


     /s/ Gerald Tsai, Jr.
     --------------------------
     Gerald Tsai, Jr., Director
     September 27, 1999

     Christian M. Weyer

     /s/ Christian M. Weyer
     --------------------------
     Christian M. Weyer, Director
     September 27, 1999



     Michael J. Nolan


     /s/ Michael J. Nolan
     ---------------------------
     Michael J. Nolan, Chief Financial Officer
     (Principal Financial Officer)
     September 27, 1999



     Peter R. Borzilleri


     /s/ Peter R. Borzilleri
     ---------------------------
     Peter R. Borzilleri, Vice President,  Corporate Controller
     (Principal Accounting Officer)
     September 27, 1999